Exhibit 99.1

Company Contacts:

Tessera Technologies, Inc.

Robert Andersen, 408-321-6779

Executive Vice President and Chief Financial Officer

    - or -

The Piacente Group | Investor Relations

Don Markley or Glenn Garmont, 212-481-2050

tessera@tpg-ir.com

TESSERA TECHNOLOGIES ANNOUNCES SECOND QUARTER 2015 RESULTS

Recurring revenue increases 77% year-over-year to $63.2 million

Earnings per share of $0.49 significantly above guidance range of $0.37-$0.40

Company repurchased $25 million of common stock during the quarter

San Jose, Calif., (BUSINESS WIRE) - Tessera Technologies, Inc. (NASDAQ: TSRA) (the “Company” or “we”) today announced financial results for the second quarter of 2015. Total revenue was $64.2 million, just above the Company’s guidance range of $62 to $64 million. Recurring revenue was $63.2 million, an increase of 77% compared with $35.8 million in the second quarter of 2014. GAAP net income for the second quarter of 2015 was $26.1 million, or $0.49 per diluted share, and non-GAAP net income was $31.5 million, or $0.58 per diluted share.

“This quarter we again delivered terrific results in our core business,” said Tom Lacey, CEO of Tessera Technologies, Inc. “Our customer collaboration strategy continues to bear fruit, as the Invensas team is actively involved with leading manufacturers on xFD and BVA technology. FotoNation followed record first quarter revenue with a similar performance in the second quarter, while also developing new solutions for biometric authentication and the automotive market. I remain confident that the second half of this year will yield further success - particularly as we progress with the commercialization of our advanced packaging technologies and sign new customer agreements for our intellectual property and imaging solutions. This is an exciting time at Tessera.”

Second Quarter 2015 Results

Total revenue was $64.2 million in the second quarter of 2015, a 72% increase compared with revenue of $37.2 million in the second quarter of 2014. The $27.0 million increase was primarily due to new license and settlement agreements that have been signed in the last year and a half.

Operating expenses were $27.4 million in the second quarter of 2015, compared with $36.3 million in the second quarter of 2014, a decrease of $8.9 million, or 25%. Litigation expense in the second quarter of 2015 decreased by $6.7 million, or 66%, from the second quarter of 2014, due to settlements reached during the last year and a half. Research and development (R&D) and selling, general and administrative (SG&A) expenses decreased by a combined $1.9 million, or 9%, compared with the prior year, the result of cost savings initiatives implemented over the past year.

Net income was $26.1 million, or $0.49 per diluted share, compared with net income for the second quarter of 2014 of $3.8 million, or $0.07 per diluted share.

Non-GAAP net income for the second quarter of 2015 was $31.5 million, or $0.58 per diluted share, compared with non-GAAP net income in the second quarter of 2014 of $10.2 million, or $0.19 per diluted share. Non-GAAP net income/loss is defined as income/loss and operating expenses adjusted for discontinued operations, restructuring and other exit costs, acquired intangible asset amortization, charges for acquired in-process research and development, stock-based compensation expense, impairment charges on long-lived assets and goodwill, and related tax effects.

Balance Sheet

Total current assets were $479.7 million as of June 30, 2015, an increase of $4.2 million from December 31, 2014. Cash, cash equivalents and short-term investments were $431.9 million as of June 30, 2015, a decrease of $2.5 million from December 31, 2014. The decline in cash in the first half of the fiscal year is due to common stock repurchases and the payment of dividends, largely offset by cash generated from operating activities.

Dividends

On June 17, 2015, the Company paid $10.5 million to stockholders of record as of May 27, 2015, for the quarterly cash dividend of $0.20 per share of common stock.

Additionally, on July 31, 2015, the Board of Directors approved a regular quarterly dividend of $0.20 per share of common stock, payable on September 18, 2015 to shareholders of record on August 28, 2015.

Stock Repurchase Program

During the second quarter of 2015, the Company repurchased 645,000 shares of common stock for an aggregate amount of $25.0 million. These purchases were executed under the Company’s stock repurchase program. As of June 30, the Company had approximately $91.1 million remaining under its current repurchase program.

Financial Guidance

For the third quarter of 2015, the Company’s guidance is as follows:

•	Total revenue is expected to be between $64 million and $66 million;

•	GAAP earnings per share are expected to be between $0.46 and $0.48 per share;

•	Non-GAAP earnings per share are expected to be between $0.55 and $0.57 per share.

The Company is also reiterating its baseline guidance of $235 million in recurring revenue for 2015.

Conference Call Information

The Company will hold its second quarter ended June 30, 2015, earnings conference call at 2:00 PM Pacific time (5:00 PM Eastern time) on Monday, August 3. To access the call in the U.S., please dial (888) 723-9308, and for international callers dial (615) 489-8916, approximately 10 minutes prior to the start of the conference call. The conference ID is 77998664. The conference call will also be broadcast live over the Internet at www.tessera.com and available for replay for 90 days at www.tessera.com. In addition, a replay of the call will be available via telephone for two business days, beginning two hours after the call. To listen to the telephone replay in the U.S., please dial (855) 859-2056. International callers please dial (404) 537-3406. Enter access code 77998664.

Safe Harbor Statement

This document contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected, particularly with respect to the Company’s financial results and guidance, the introduction of new advanced packaging technologies, and the execution of new customer agreements. Material factors that may cause results to differ from the statements made include the plans or operations relating to the businesses of the Company; market or industry conditions; changes in patent laws, regulation or enforcement, or other factors that might affect the Company’s ability to protect or realize the value of its intellectual property; the expiration of license agreements and the cessation of related royalty income; the failure, inability or refusal of licensees to pay royalties; initiation, delays, setbacks or losses relating to the Company’s intellectual property or intellectual property litigations, or invalidation or limitation of key patents; fluctuations in operating results due to the timing of new license agreements and royalties, or due to legal costs; the risk of a decline in demand for semiconductors and products utilizing FotoNation technologies; failure by the industry to use technologies covered by the Company’s patents; the expiration of the Company’s patents; the Company’s ability to successfully complete and integrate acquisitions of businesses; the risk of loss of, or decreases in production orders from, customers of acquired businesses; financial and regulatory risks associated with the international nature of the Company’s businesses; failure of the Company’s products to achieve technological feasibility or profitability; failure to successfully commercialize the Company’s products; changes in demand for the products of the Company’s customers; limited opportunities to license technologies due to high concentration in the markets for semiconductors and related products and smartphone imaging; and the impact of competing technologies on the demand for the Company’s technologies. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. The Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended Dec. 31, 2014, and its Quarterly Report on Form 10-Q for the quarter ended Mar. 31, 2015, include more information about factors that could affect the Company’s financial results. The Company assumes no obligation to update information contained in this press release. Although this release may remain available on the Company’s website or elsewhere, its continued availability does not indicate that the Company is reaffirming or confirming any of the information contained herein.

About Tessera Technologies, Inc.

Tessera Technologies, Inc., including its Invensas and FotoNation subsidiaries, generates revenue from licensing our technologies and intellectual property to customers and others who implement it for use in areas such as mobile computing and communications, memory and data storage, and 3DIC technologies, among others. Our technologies include semiconductor packaging and interconnect solutions, and products and solutions for mobile and computational imaging, including our FaceToolsTM, FacePowerTM, FotoSavvyTM, DigitalApertureTM, LifeFocusTM, face beautification, red-eye removal, High Dynamic Range, autofocus, panorama, and image stabilization intellectual property. For more information call 1.408.321.6000 or visit www.tessera.com.

Tessera, the Tessera logo, Invensas, the Invensas logo, FotoNation, the FotoNation logo, FaceTools, FacePower, FotoSavvy, DigitalAperture and LifeFocus are trademarks or registered trademarks of affiliated companies of Tessera Technologies, Inc. in the United States and other countries. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.

Recurring and Episodic Revenue

Recurring revenue is defined as revenue from payments made pursuant to a license agreement or other agreement that are scheduled to occur over at least one year of time. Episodic revenue is revenue other than revenue payable over at least one year pursuant to a contract. Episodic revenue includes non-recurring engineering fees, initial license fees, back payments resulting from audits, damages awards from courts or other tribunals, and lump sum settlement payments. Although the royalty revenue reported by the Company’s licensees on a quarterly basis is generally not assured, for ease of reference, the Company refers to these revenues as “recurring revenue”.

Importantly, a source of episodic revenue may become a source of recurring revenue, when, for example, a company settles litigation with the Company by paying a settlement amount and entering into a license agreement that calls for an initial license fee and ongoing royalty payment over several years. In that scenario, the settlement amount would be episodic revenue, as would the initial license fee, and the ongoing royalties would be recurring revenue.

Discontinued Operations

In January of 2014, the Company announced the cessation of all mems|cam manufacturing operations. This was the Company’s last manufacturing operation. The Company has classified the expenses of its DigitalOptics business as discontinued operations starting with the first quarter of 2014, and also reclassified results from this business to discontinued operations for all prior reporting periods.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP), the Company’s earnings release contains non-GAAP financial measures adjusted for discontinued operations, either one-time or ongoing non-cash acquired intangibles amortization charges, acquired in-process research and development, all forms of stock-based compensation, impairment charges on long-lived assets and goodwill, gain on sale of patents, restructuring and other related exit costs, and related tax effects. The non-GAAP financial measures also exclude the effects of FASB Accounting Standards Codification 718, “Stock Compensation” upon the number of diluted shares used in calculating non-GAAP earnings per share. Management believes that the non-GAAP measures used in this release provide investors with important perspectives into the Company’s ongoing business performance. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. All financial data is presented on a GAAP basis except where the Company indicates its presentation is on a non-GAAP basis.

Set forth below are reconciliations of non-GAAP net income (loss) to the Company’s reported GAAP net income (loss) and non-GAAP earnings per share to GAAP earnings per share guidance for the third quarter of 2015.

- Tables Follow -

TSRA-E

TESSERA TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	June 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$21,412	$50,908
Short-term investments	410,481	383,513
Accounts receivable, net	6,970	4,478
Short-term deferred tax assets	20,586	19,334
Other current assets	20,218	17,277

Total current assets	479,667	475,510

Intangible assets, net	66,489	72,925
Long-term deferred tax assets	13,303	21,759
Other assets	6,419	6,929

Total assets	$565,878	$577,123

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,364	$3,509
Accrued legal fees	4,797	4,143
Accrued liabilities	7,815	16,157
Deferred revenue	10,295	10,217

Total current liabilities	24,271	34,026

Long-term deferred tax and other liabilities	1,906	1,738

Stockholders’ equity:
Common stock	58	58
Additional paid-in capital	591,530	576,341
Treasury stock	(163,577)	(106,231)
Accumulated other comprehensive income	(507)	(333)
Retained earnings	112,197	71,524

Total stockholders’ equity	539,701	541,359

Total liabilities and stockholders’ equity	$565,878	$577,123

TESSERA TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues:
Royalty and license fees	$64,188	$37,213	$144,038	$125,549

Total revenues	64,188	37,213	144,038	125,549

Operating expenses:
Cost of revenues	166	95	308	103
Research, development and other related costs	7,866	8,958	15,234	16,490
Selling, general and administrative	11,119	11,928	22,116	24,350
Litigation expense	3,519	10,214	8,023	17,165
Amortization expense	4,691	4,570	9,386	9,173
Restructuring, impairment of long-lived assets and other charges	—	488	—	1,527

Total operating expenses	27,361	36,253	55,067	68,808

Operating income from continuing operations	36,827	960	88,971	56,741
Other income and expense, net	770	432	1,418	762

Income before income taxes from continuing operations	37,597	1,392	90,389	57,503
Provision for (benefit from) income taxes	11,828	(1,124)	29,052	21,562

Income from continuing operations	25,769	2,516	61,337	35,941
Income (loss) from discontinued operations, net of tax	342	1,255	369	(11,272)

Net income	$26,111	$3,771	$61,706	$24,669

Income (loss) per share:
Income from continuing operations:
Basic	$0.49	$0.05	$1.17	$0.68

Diluted	$0.49	$0.05	$1.15	$0.67

Income (loss) from discontinued operations:
Basic	$0.01	$0.02	$0.01	$(0.21)

Diluted	$0.01	$0.02	$0.01	$(0.21)

Net income:
Basic	$0.50	$0.07	$1.18	$0.47

Diluted	$0.49	$0.07	$1.16	$0.46

Cash dividends declared per share	$0.20	$0.62	$0.40	$0.72

Weighted average number of shares used in per share calculations-basic	52,293	52,812	52,387	53,016

Weighted average number of shares used in per share calculations-diluted	53,052	53,397	53,265	53,610

TESSERA TECHNOLOGIES, INC.

RECONCILIATION TO NON-GAAP INCOME FROM CONTINUING OPERATIONS FROM GAAP NET INCOME FROM CONTINUING OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
GAAP income from continuing operations	$25,769	$2,516	$61,337	$35,941
Adjustments to GAAP net income:

Stock-based compensation - research, development and other related costs	1,006	700	1,696	1,289
Stock-based compensation - selling, general and administrative	2,558	1,939	4,387	3,854
Amortization of acquired intangibles	4,691	4,570	9,386	9,173

Restructuring, impairment of long-lived assets and other charges	—	488	—	1,527
Non-GAAP tax adjustments (1)	(2,558)	—	(4,907)	—

Non-GAAP net income from continuing operations	$31,466	$10,213	$71,899	$51,784

Non-GAAP net income from continuing operations per common share - diluted	$0.58	$0.19	$1.33	$0.95

Non-GAAP weighted average number of shares used in per share calculations excluding the effects of stock-based compensation - diluted	54,107	54,320	54,254	54,534

(1)	The Company has disclosed a GAAP to Non-GAAP tax adjustment in the periods when the valuation allowance against deferred tax assets is reversed.

TESSERA TECHNOLOGIES, INC.

EPISODIC AND RECURRING REVENUE

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues:
Episodic	$1,000	$1,427	$29,000	$66,371
Recurring	63,188	35,786	115,038	59,178

Total revenues	$64,188	$37,213	$144,038	$125,549

TESSERA TECHNOLOGIES, INC.

RECONCILIATION FOR GUIDANCE ON

GAAP TO NON-GAAP EARNINGS PER SHARE

	Three Months Ended June 30, 2015
	Low	High
Diluted earnings per share - GAAP	$0.46	$0.48
Amortization of intangible assets	0.09	0.09
Stock based compensation	0.06	0.06
Subtotal GAAP adjustments	0.15	0.15
Income tax and share count impact	(0.06)	(0.06)
Effect on net income	0.09	0.09
Diluted earnings per share - non-GAAP	$0.55	$0.57